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Exhibit 99
                                     PROXY

                                 ALLIANCE BANK

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Michael L. Abrams and Lyn S. Caron as proxies and with full power of substitution, to represent, vote and act with respect to all shares of common stock of Alliance Bank (the "Bank") which the undersigned would be entitled to vote at the meeting of shareholders to be held at the Bank's main office located at 100 Corporate Pointe, Suite 110, Culver City, California on Friday, June 29, 2001 at 10:00 a.m. or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1. Approval of the Plan of Reorganization and Agreement of Merger dated September 24, 1999 by and between Redlands Centennial Bank, RCB Merger Company and Centennial First Financial Services.

      |_| FOR                   |_| AGAINST                    |_|  ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or adjournments thereof.

                           PLEASE SIGN AND DATE BELOW

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF ALL OF THE PROPOSALS SET FORTH HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS SET FORTH HEREIN.


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(Please date this Proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

  |_| I DO          |_| I DO NOT          EXPECT TO ATTEND THE MEETING

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                (Number of Shares)

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             (Please Print Your Name)

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             (Please Print Your Name)

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                      (Date)

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            (Signature of Shareholder)

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            (Signature of Shareholder)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANK A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY.


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